NASDAQ®
THE NASDAQ STOCK MARKET
9600 BLACKWELL ROAD
ROCKVILLE, MD 20850

Sent via Electronic Delivery to: dgaertner@eudaimonia-invest.com

February 1, 2010

Mr. Derek J. Gaertner
Chief Financial Officer
MACC Private Equities Inc.
580 Second Street
Suite 102
Encinitas, California 92024

Re: MACC Private Equities Inc. (the "Company")

Dear Mr. Gaertner:

On December 17, 2009, Staff notified the Company that it did not comply with independent director and audit committee requirements for continued listing on The Nasdaq Capital Market set forth in Listing Rules 5605(b)(1) and 5605(c)(2) (the "Rules"), respectively. Based on the information regarding the appointment of Kevin J. Gadawski to the Company's Board of Directors and audit committee, as detailed in your Form 8-K dated January 28, 2010, Staff has determined that the Company complies with the Rule and this matter is now closed.

If you have any questions, please contact Rachel Scherr, Listing Analyst, at +1 301 978 8072.

Sincerely,

Randy Genau
Director
Nasdaq Listing Qualifications